UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THERMAL TENNIS INC.
(Name of small business issuer in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7997 (Primary Standard Industrial Classification Code Number)	88-0367706 (I.R.S. Employer Identification Number)

4950 Golden Springs Drive
Reno, Nevada  89509
(775) 560-6659
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert R. Deller
4950 Golden Springs Drive
Reno, Nevada  89509
(775) 560-6659
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:
Gary R. Henrie, Esq.
8275 S. Eastern Ave., Suite 200
Las Vegas, Nevada  89123
Tel: (702) 616-3093 Fax: (801) 796-0842

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this registration statement.

        If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $.001	$150,000	$0.25	$150,000	$4.61

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where such offers are not permitted.

Subject to completion,

June ___, 2008

PROSPECTUS

600,000 Shares

THERMAL TENNIS INC.

Common Stock

        Thermal Tennis Inc., a Nevada corporation (“Thermal Tennis”), is offering to sell 600,000 shares of its common stock on a self-underwritten basis at an offering price of $0.25 per share.  There is no minimum number of shares that must be sold in this offering.  This is the initial public offering of shares of its common stock.  This offering will close whenever all of the shares are sold or twenty months after the effective date of this prospectus, whichever is sooner.

        Our common stock is currently not traded on any market or securities exchange.

        Investing in our common stock involves risks, which are described in the "Risk Factors" section beginning on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________ , 2008.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything not contained in this prospectus, and, if given or made, any such other information or representation should not be relied upon as having been authorized by us. The selling stockholders are not offering to sell, or seeking offers to buy, our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        In addition to historical information, this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words "forecast," "estimate," "project," "intend," "expect," "should," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	Our ability to achieve our business strategy;

•	Our ability to attract, retain and motivate qualified employees and management;

•	The impact of federal, state or local government regulations;

•	Competition in the tennis club management and equipment industry;

•	Availability and cost of additional capital;

•	Other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission.

        This list of factors that may affect future performance and the accuracy of forward looking statements is illustrative but not exhaustive. Accordingly, all forward looking statements should be evaluated with an understanding of their inherent uncertainty.

        Except as required by law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

SUMMARY

Our Business

We are a tennis management company designed to manage and promote tennis training and tennis recreational facilities.  We typically work under contract for established tennis facilities.  Having met with some success a couple of years ago, we are now in the process of revamping our management and marketing procedures and need the proceeds from this offering to fund our efforts.

We were incorporated in the state of Nevada on August 25, 1999.  Our principal executive offices are located at 4950 Golden Springs Drive, Reno, Nevada  89509.  Our telephone number is 775-560-6659.

The Offering

Securities Offered	600,000 shares of Thermal Tennis common stock at $0.25 per share.
No Minimum Offering
Stock purchase proceeds will not be placed into escrow and there is no minimum amount of capital that must be raised in the offering.  All investment proceeds will be deposited into the operating account of Thermal Tennis upon receipt and used in the business affairs of Thermal Tennis.

Minimum Investment	Purchasers in the offering will be required to purchase a minimum of 2000 shares.
Use of Proceeds	Net proceeds from this offering will be used to market our services and provide our business with working capital.
Best Efforts Offering	The offering is being sold by our president on a best efforts basis.
Expiration of Offering
This offering will close whenever all of the shares are sold, or 90 days after the effective date of this prospectus, whichever is sooner.  The directors have the discretion to extend the offering period for an additional 90 days if necessary.

Summary Financial Information

Balance Sheet Data:	March 31, 2008
Cash	$5,513
Total Assets	$19,422
Liabilities	$42,965
Total Stockholders’ Equity	$(23,543)
Income Statement Data:
Net Revenues for the three months ended March 31, 2008	$0
Net Revenues for the year ended December 31, 2007	$0
Net Revenues for the year ended December 31, 2006	$2,076

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information in this prospectus, before deciding to invest in our common stock.

We have a history of operating losses and anticipate future operating losses until such time as we can generate additional sales.

Since beginning operations, we have sustained substantial operating losses.  Even though we have generated revenues in the past, during the past two years our revenues have been negligible.  Accordingly, we have no  revenues from operations to pay our operating expenses.  In addition, we expect to accelerate our losses in the near future as we increase our expenses by developing and rolling out our new management concepts in order to generate sales.

If we do not obtain additional funding as needed, we may be unable to fund our business operations and to adequately pursue our business plan.

Our business plan requires significant ongoing expenditures for the marketing of our products and services.  It is possible that we will need additional outside funding sources in the future to continue the development and the promotion of our business.  If we are not successful in obtaining additional funding for operations if and when needed, we may have to discontinue some or all of our business activities and our stockholders might lose all of their investment.

If we fail to convince the market place that we have superior products and services, we will not be commercially successful.

Even if we are successful in offering services superior to those of our competitors, it will be necessary for us to educate and convince the market place of that superiority.  If we are unable to do so, we will not be able to achieve the market penetration necessary to become commercially successful and our investors may lose their investments.

If we cannot retain or hire qualified personnel, our programs could be delayed.

We are dependent on our president who is prominent in the tennis industry.  The loss of his services could disrupt our business activities.  We believe that our future success will depend in large part upon our ability to attract and retain highly skilled tennis professionals.  We face intense competition for these kinds of personnel from other companies and organizations.  We might not be successful in hiring or retaining the personnel needed for success.

Investors will be unable to sell their securities if no market develops for those securities.

No market exists at the present time for our common shares.  Investors in the offering will purchase securities that cannot be resold by those investors since no market exists.  Even though we intend to create a public market for our common shares, there can be no assurance when the market will develop or if the market will ever develop.  If we are not successful in developing a market for our common shares, investors will not be able to sell their securities.

In an economic downturn, persons may not use their discretionary income to play tennis.

Playing tennis on a recreational basis is typically considered a luxury rather than a necessity.  In an economic downturn, many persons that would otherwise pursue the recreational playing of tennis may of necessity use their limited resources for other purposes making it difficult for us to grow tennis facility memberships for our clients.  In this event, it will be more difficult for our clients to prosper and accordingly more difficult for us to achieve financial viability as a business.  Under this set of circumstances, it will be less likely our stockholders will receive a return on their investments.

USE OF PROCEEDS

The net proceeds we will receive from the sale of the shares of common stock offered by us will be approximately $125,000, if the maximum numbers of shares are sold, after deducting offering expenses.  The principal purpose of this offering is to increase our working capital in order for us to proceed with the execution of our business plan.  As of the date of this prospectus, we have not made any specific expenditure plans with respect to the proceeds of this offering. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering.

The actual expenditures of the proceeds of this offering will be determined by our board of directors in the best interests of advancing our business.  The actual expenditures will also vary from the estimated use of proceeds if less than all of the shares offered are sold.

We expect to use the net proceeds from this offering as follows:

	Assuming all shares are sold	Assuming 50% of the shares are sold	Assuming 25% of the shares are sold	Assuming 10% of the shares are sold
Gross Proceeds	$150,000	$75,000	$37,500	$15,000
Offering Expenses	27,500	27,500	27,500	15,000
Net Proceeds	122,500	47,500	10,000	0
Purchase of Inventory	10,000	10,000	0	0
Marketing Expense	40,000	20,000	10,000	0
Working Capital	72,500	17,500	0	0
Total	$150,000	$75,000	$37,500	$15,000

Inventory purchases are anticipated to include the purchase of two Ace Attack ball machines.  Marketing expenses will primarily include the travel expense of Mr. Deller so he can travel to potential clients and promote our business operations.  Working capital will be used to support our business operations including salaries, rent, utilities and supplies.  If we expand our operations at the rate we hope to, working capital will be necessary to pay the expenses of a new employee or employees.

DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was arbitrarily determined based on our current perceived financing needs.  There is no relationship whatsoever between this price and our assets, book value or any other objective criteria of value.

DILUTION

The following table illustrates the percentages of investment capital paid by current shareholders of Thermal Tennis compared to investment capital to be paid by investors in the Thermal Tennis offering and the percentages held by each in Thermal Tennis following the offering.  It also compares the shares held by each after giving effect to the offering.

Percent of Offering Sold	100%	50%	25%	10%
Capital paid by current shareholders and its percentage of total capital paid after giving effect to this offering	$1,500 1.0%	$1,500 2.0%	$1,500 3.8%	$1,500 10.0
Capital paid by offering purchasers and its percentage of total capital paid after giving effect to this offering	$150,000 99.0%	$75,000 98.0%	$37,500 96.2%	$15,000 90.0%
Shares held by current shareholders and the percentage of total shares held by them after giving effect to the offering	1,500,000 71.4%	1,500,000 83.3%	1,500,000 90.9%	1,500,000 96.2%
Shares held by offering purchasers and the percentage of total shares held by them after giving effect to the offering	600,000 28.6%	300,000 16.7%	150,000 9.1%	60,000 3.8%

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of Thermal Tennis.  The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the 600,000 shares offered by Thermal Tennis are sold, if 50% of the 600,000 shares are sold, if 25% of the 600,000 shares are sold and if 10% of the 600,000 shares are sold.  Calculations are based on 1,500,000 capital shares outstanding at June 18, 2008, and at the different levels of the offering sold as indicated after the deduction of offering expenses.

Percent of Offering Sold	100%	50%	25%	10%
Public offering price per share	$0.25	$0.25	$0.25	$0.25
Net tangible book value per share as of March 31, 2008	($0.01)	($0.01)	($0.01)	($0.01)
Increase per share attributed to investors in this offering	$0.06	$0.03	$0.01	$0.00
Net tangible book value per share as of March 31, 2008, after this offering	$0.05	$0.02	$0.00	($0.01)
Net tangible book value dilution per share to new investors	$0.20	$0.23	$0.25	$0.25
Net tangible book value dilution per share to new investors expressed as a percentage	80%	92%	100%	100%

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

MARKET FOR OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

NO  PRESENT  PUBLIC  MARKET

There  is  no  public  market  for  our  common  stock.

OPTION,  WARRANTS  AND  REGISTRATION  RIGHTS

We  have  no  outstanding  options  or  warrants  to  purchase,  or  securities convertible  into,  common  equity  of  Thermal Tennis.  There  are no shares Thermal Tennis has  agreed  to register under the Securities Act for sale by security  holders.

PENNY  STOCK  RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer  practices  in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:
•	with bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules and because many broker-dealers refuse to enter into penny stock transactions rather than comply with the rules.  Therefore, stockholders may have difficulty selling those securities.

HOLDERS OF OUR COMMON STOCK

As of the date of this registration statement, we have one shareholder.

DIVIDENDS

There are no restrictions in our Articles of Incorporation or bylaws that restrict us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit  us  from declaring dividends where, after giving effect to the distribution of the dividend:

1.     We would not be able to pay our debts as they become due in the usual course of business;  or

2.     Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

BUSINESS

I. EXECUTIVE SUMMARY

Thermal Tennis, Inc. (Thermal or the Company) is a multifaceted tennis management company designed to create more tennis volume, better programming, higher quality instruction and a more professional business model to under utilized and seasonal tennis facilities, as well as developing, marketing, and selling tennis related products.

Thermal has had revenues from managing a very active private nine court tennis facility, a world wide, non-exclusive agreement to sell tennis ball machines, a seasonal eleven-court facility, and a direction for growth into the West Coast markets.

2004 revenues were $ 165,239 , up 5.6% from 2003  ($156,459) from the Caughlin Club in Reno, Nevada.  A change in ownership ended that contract in January 2006.   Thermal Tennis has not had materials revenues since that time.  Accordingly, revenues for 2006 totaled $2,076 and revenues for 2007 totaled $0.   Approximately 80 percent of historical revenue figures were instructional and 20 percent retail. 2004 was also the introduction of the Ace Attack ball machine, manufactured in Reno, Nevada. The company has a non-exclusive worldwide agreement to market the ball machine. Thermal has spent considerable time and effort introducing the Ace Attack to the market place in '04.  With proper funds for marketing and advertising, we believe significant revenues can be expected in the regional, national, and global arenas.

Growth:

Currently, Thermal is in negotiations to run tennis facilities at several sites in Northern Nevada and Lake Tahoe. The company has strong ties to the University of Nevada's tennis program and plans to employ University tennis team athletes for summer programs. Employees will be trained by Thermal president, Bob Deller, in a standardized, proven system. Several models exist in the tennis industry including Nike Tennis Camps and Peter Burwash International (PBI). Thermal is also attempting to develop a Northern Nevada Training Academy at a local facility, much like the Bolletierri Academy (recently purchased by IMG) in Bradenton, Florida.

While many of Thermal's initial efforts will be focused in Nevada, the goal is to create a model and seek out underserved market places throughout the West to duplicate this successful concept.

Thermal has had many positive discussions with private facilities, city, parks and recreation officials and high schools to manage tennis complexes both seasonally and year round. With its retail contacts and client base, Thermal is also considering up sizing its retail operation into a regional presence and joint venturing with one of the tennis industries largest Internet tennis suppliers.

Conclusion:

Thermal believes the market place of Northern Nevada and many other targeted areas of the U. S.  to be underserved and hungry for quality summer programs and intensive training.  With added revenues in retail sales and Ball Machine sales, and consulting, Thermal can sustain a thriving, year around, profitable business.

A. Objectives

1. Obtain long-term leases from City and/or County for underused facilities

2. Obtain program startup assistance from USTA

3. Institute programs for entry-level players, junior and adult

4. Work with owners of private facilities to market programs

5. Become the training/playing center of choice for all level of players in each community

6. Host competitive and social events year round

7. Host first class regional tournaments for various levels of play

8. Become a recognized USTA Training Facility for juniors and adults

9. Long term marketing approach to training aids such as the Ace Attack

B. Mission

Our mission is to meet the underserved tennis needs of a community in conjunction with guidelines established by the USTA. We will provide tennis programs that are comprehensive and affordable that can be adaptable to any tennis community in the USA.  Expand sales of the Ace Attack  and search for other technology to improve bottom line sales.

C. Keys to Success

1. Thermal provides a proven management, programming, staffing, and revenue streams.

2. Thermal provides a qualified knowledgeable staff that is responsive to the tennis needs of the community.

3. Access to existing facilities.

4. Thermal works with the facility owner and available organizations (USTA, TIA, USPTA, and NTA) for tennis community marketing and exposure.

5.  Market products and new tennis technology such as the Ace Attack

II. COMPANY SUMMARY

Thermal Tennis, Inc. is committed to the growth of tennis. Thermal believes that tennis is a lifetime sport and that one's life is enhanced by participation in the game.  Many facilities, both public and private are underutilized, poorly managed, and not marketed to the tennis community.  Thermal Tennis Inc. believes there is a very good opportunity to generate and greatly improve revenues, and create hassle free tennis management for property owners at their existing facility.  Tennis has seen excellent growth as numbers established by the USTA and TIA.

Our president, Mr. Deller, started playing tennis at age 13 and became a high school and collegiate champion. He then played professional tennis on various national and worldwide circuits from 1979 until 1984. Mr. Deller has remained involved in tennis on various levels including teaching, coaching, recruiting, playing, consulting, tennis court construction, corporate advisory staff, association startup and many others.

The Company has limited history due to a lapse in revenue from 2001 to 2003 and from 2006 to the present.  The Company has been resurrected with full time management and emphasis on new growth. Mr. Deller, the sole owner of the Company, has over 30 years experience in the tennis community and is a respected member of the national tennis community as a player and a program developer.

The Company will bid on seasonal facilities beginning each summer and produce over $45,000 of gross revenues on each contract.

Mr. Deller is still developing his tennis training management system concept that he will try to sell to clubs located in the eight western states.

III. SERVICES

Thermal will provide the following services to increase the number of tennis players in a community and to increase the level of play in a community for both juniors and adults:

➢	Introductory classes
➢	League play
➢	Tournaments
➢	Socials
➢	Training seminars
➢	Private lessons
➢	Clinics
➢	Junior development for the serious tournament player
➢	Junior development for the not so serious player
➢	Class tournaments
➢	Open tournaments
➢	High school tennis training School tournaments
➢	NTRP round robins
➢	Regularly scheduled NTRP play Tournament training for adults
➢	Conditioning programs
➢	Summer day camps
➢	Retail Sales

A. More Than Tennis Services

Thermal will make tennis facilities a place where players will want to frequent. Thermal will offer limited retail that will carry the necessary items (socks, wristbands, balls, demo rackets, Gatorade et al), provide racket-stringing services, arrange for organized play/activities, and provide instruction for all levels and ages of players.

IV. MARKET ANALYSIS SUMMARY

The market for Thermal is any tennis facility that is an underused and has potential to be a high volume revenue generator. These facilities will have a minimum of 6 courts with a local demographic that can support the facility.

A. Industry Analysis

The U.S. fitness industry

The U.S. fitness club industry revenues increased at a compound annual growth rate, of 7.5% from $8.3 billion in 1996 to $15.9 billion in 2005, according to the International Health, Racquet and Sportsclub Association, or IHRSA. Total U.S. fitness club memberships increased at a compound annual growth rate of 5.2% from $26.2 million in 1996 to 41.3 million in 2005, according to IHRSA.

Demographic trends have helped drive the growth experienced by the fitness industry over the past decade. The industry has benefited from the aging of the “baby boomer” generation and the coming of age of their offspring, the “echo boomers” (ages nine to 27). Government-sponsored reports, such as the Surgeon General’s Report on Physical Activity & Health (1996) and the Call to Action to Prevent and Decrease Overweight and Obesity (2001), have helped to increase the general awareness of the benefits of physical exercise to these demographic segments over those of prior generations. Membership penetration (defined as club members as a percentage of the total U.S. population over the age of six) has increased significantly from 11.0% in 1996 to 15.5% in 2005, according to the IHRSA/ American Sports Data Health Club Trend Report.

The United States Tennis Association has an interest in expanding the sport and enhancing people's lives. The local communities want to provide activities for its citizens. Thermal wants to bring these two (2) desires together and serve the tennis community with the best developmental program available.

The tennis industry has seen tremendous growth in the past few years.  The National Sporting Goods Association (“NSGA”) reports that in 2006, $419,800,000 was spent on tennis equipment which was up from $397,100,000 in 2005.  NSGA projected that $441,000,000 would be spent on tennis equipment in 2007.  Actual 2007 numbers are not as yet available to us.

Fun and exercise were listed as the top reasons why people play tennis.

Tennis instruction is very important for all levels of players.  For new players instruction contributes to the interest in playing.  For mature, or frequent players, instruction will increase the frequency of play.  They will schedule matches with friends, and other players they meet due the frequency of being on the court.  Additionally, this increases league play and the ability of players having other individuals to play.  People will play more if they can arrange matches with others at their same skill level.

The majority of the youth begin at public parks, or at school, where the tennis infrastructure is limited.  However, tennis lessons available to the general public always increase the frequency and recovery of players who have become dormant in their playing.

V.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

This prospectus contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the words "estimate," "anticipate," "believe," "expect," or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, prospective investors should carefully review various risks and uncertainties identified in this Report, including the matters set forth in the Company's other SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward- looking statements. The Company undertakes no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We will file reports with the Securities and Exchange Commission ("SEC"). We shall make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. You can read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800- SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.

We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this quarterly report, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations, and prospects.

Plan of Operations

We propose to develop tennis management programs, tennis training programs, sales of tennis equipment and general services related to tennis.  Thermal Tennis has devoted substantially all of their time and effort to organizational and financing matters during the last two years. Through the date hereof, we have not yet generated material service revenue during this period and we have realized a net loss from operations. We did not generate any revenue during the three months ended March 31, 2008.  During the year ended December 31, 2007, the Company had no revenues from commissions on the sale of the ball machines or operations.  The Company’s net loss during the three months ended March 31, 2008 was $(6,901).  Until additional clients are obtained, the Company expects that it will continue to generate operating losses.

Operating expenses for the three months ended March 31, 2008 were $6,151.  We are expecting to file an S-1 during the current quarter and expect that these offering proceeds will satisfy our cash requirements for at least for a year and that it will not be necessary, during that period, to raise additional funds to meet the expenditures required for operating our business. However, certain parties have lent $30,000 to the company during 2007 and additional funds will be needed to continue on its limited operations.  We do not anticipate the performance of any research and development during the next 12 months.

There can be no assurance that we will achieve commercial acceptance for any of our proposed tennis services in the future; that future service revenue will materialize or be significant; that any sales will be profitable; or that we will have sufficient funds available for further development of our proposed services. The likelihood of our success will also depend upon our ability to raise additional capital from equity and/or debt financing to overcome the problems and risks described herein; to absorb the expenses and delays frequently encountered in the operation of a new business; and to succeed in the competitive environment in which we will operate. Although management intends to explore all available alternatives for equity and/or debt financing, including, but not limited to, private and public securities offerings, there can be no assurance that we will be able to generate additional capital. Our continuation as a going concern is dependent on our ability to generate sufficient cash flow to meet our obligations on a timely basis and, ultimately, to achieve profitability.

Financial Condition, Capital Resources and Liquidity

As of March 31, 2008, we had total cash assets of $5,513, which was derived from the loans made to the company. We had total current liabilities of $42,965 and working capital and stockholders' deficit of $(23,543) as of March 31, 2008.  Deficits accumulated during the history of the company have totaled $(25,043).  Our financial statements are presented on the basis that Thermal Tennis is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. However, our independent accountants have noted that the Company has accumulated losses from operations and has the need to raise additional financing in order to satisfy its vendors and other creditors and execute its business plan.  These factors raise substantial doubt about our ability to continue as a going concern. Our future success will be dependent upon our ability to provide effective and competitive tennis services that meet customers' changing requirements. Should Thermal Tennis' efforts to raise additional capital through equity and/or debt financing fail, Robert Deller, our President/Secretary/Treasurer, is expected to provide the necessary working capital so as to permit Thermal Tennis to continue as a going concern.

At March 31, 2008 the Company had no material operations and was still seeking capital through a stock offering or the obtaining of additional debt in order to resume operations. At March 31, 2008 and through the date of this filing, the Company has yet to obtain any other commitments for additional funding or commence its business activity.  In the year ended December 31, 2007, the Company received $30,000 in proceeds from debt.  The Company expects it will have to borrow additional funds against its credit lines to sustain operations until the offering of its securities is completed.

Until the Company obtains the capital required to develop any properties or businesses and obtains the revenues needed from its future operations to meet its obligations, the Company will depend on sources other than operating revenues to meet its operating and capital needs. Operating revenues may never satisfy these needs.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Quantitative and Qualitative Disclosures About Market Risk.

Not required.

Evaluation of disclosure controls and procedures

Our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of our disclosure controls and procedures as defined in Rule 13a-15(e) under the Exchange Act as of the end of the period covered by this Quarterly Report on Form 10-Q.  In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives.  In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs.  The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Based on that evaluation, our chief executive officer and chief financial officer concluded that, as of March 31, 2008, our disclosure controls and procedures were, subject to the limitations noted above, effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules, regulations and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Changes in internal control over financial reporting

Our management, with the participation of the chief executive officer and chief financial officer, has concluded there were no significant changes in our internal controls over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

VI.STRATEGY AND IMPLEMENTATION SUMMARY

Thermal services must be beneficial, innovative and accessible. Thermal must be able to attract the best players in a community and capture the interest of the beginners. Excellent instruction and public awareness of Thermal programs will be important to attracting all levels of players.

A. Marketing Strategy

1. Work with cities and counties to advertise program via mail and other published venues

2. Work with local media to obtain free coverage of programs and events

3. Offer the best tennis programs, events and playing in town

4. Build and/or maintain relationships with other tennis organizations in the community

5. Offer a wide range of instructional programming

Government Regulation

Our operations and business practices are subject to federal, state and local government regulation in any jurisdiction in which we may manage tennis facilities or offer tennis products, including: (1) general rules and regulations of the Federal Trade Commission, state and local consumer protection agencies and state statutes that prescribe certain forms and provisions of membership contracts and that govern the advertising, sale, financing and collection of  memberships to tennis facilities, and (2) state and local health regulations and (3) federal regulation of sales of sports equipment.

Statutes and regulations affecting the fitness industry may be applied to the tennis industry. Typically, these statutes and regulations prescribe certain forms and provisions of membership contracts, afford members the right to cancel the contract within a specified time period after signing, require an escrow of funds received from pre-opening sales or the posting of a bond or proof of financial responsibility, and may establish maximum prices for membership contracts and limitations on the term of contracts. In addition, we are subject to numerous other types of federal and state regulations governing the sale of memberships. These laws and regulations are subject to varying interpretations by a number of state and federal enforcement agencies and courts.  We believe that our activities are and will be in compliance with all applicable statutes, rules and decisions.  Under so-called state “cooling-off” statutes, a new member to athletic an athletic facility has the right to cancel his or her membership for a short period after joining, set by the applicable law in the relevant jurisdiction and, in such event, is entitled to a refund of any initiation fee and dues paid.

Management believes that due to the nature of the Company’s product offering and business operations, there is minimal cost, if any, to complying with current environmental laws.

Properties

We  do  not lease or own any real property.  We maintain our corporate office at 4950 Golden Springs Drive, Reno, Nevada 89509.  This office space is being provided  free  of  charge  by  our president, Mr. Robert Deller.  This arrangement provides us with the office space necessary to take care of necessary paper work and  telephone,  fax  and mailing facilities.  As our business operations increase, it may be necessary for us to seek appropriate  individual  office space.  The company will seek such space only if revenues make the extra expense manageable.  Management believes suitable office  space  will  be  available when it is needed. Suitable office space will include 600 square feet of space with necessary telephone and Internet hook-ups.

Legal Proceedings

 Thermal Tennis is not engaged in any legal proceedings at the present time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole officer is Robert R. Deller.   As such, Mr. Deller is our President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary and Treasurer.  Mr. Deller is also our sole director.  Mr. Deller is 48 years old.

Mr.  Deller became an officer and a director of Thermal Tennis at is inception on August 25, 1999.  His primary occupation from January, 2001 through January, 2006, was Tennis Director, at the Caughlin Club in Reno, Nevada.  From January, 2006, through the present, Mr. Deller has been a marketing representative for California Products Corp., a manufacturer of tennis surfacing materials.

TERM  OF  OFFICE

Our Directors are appointed for terms of one year to hold office until the next annual general meeting of the holders of our common stock, as provided by the Nevada Revised Statutes, or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT  EMPLOYEES

We have no employees other than Mr. Deller.

EXECUTIVE COMPENSATION

Executive Officers and Directors

The following table sets forth certain information as to our officers and directors.

Annual Compensation Table

		Annual Compensation				Long Term Compensation
Name	Title	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts ($)	All Other Compensation

Robert R. Deller	CEO, President Director	2005 2006 2007	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

DIRECTOR COMPENSATION

There are no standard arrangements pursuant to which directors are compensated for services rendered to Thermal Tennis.  It is possible that Thermal Tennis will compensate its directors in the future either in cash or stock for services as directors.  However, no such arrangements are in place at the present time and none have been promised.

EMPLOYMENT AGREEMENTS

No officer or director has an employment agreement with Thermal Tennis at the present time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the beneficial ownership of our common stock by each person who beneficially owns more than 5% of our common stock outstanding as of June 18, 2008 and by the officers and directors of Thermal Tennis as a group.

	Common	Percent of
Name and Address	Shares	Class (1)

Robert R. Deller	1,500,000	100%
4950 Golden Springs Drive
Reno, Nevada 89509

All executive officers and directors	1,500,000	100%
as a group (one)

PLAN OF DISTRIBUTION

Mr. Robert R. Deller, our president, is selling the common stock being offered by Thermal Tennis through this prospectus.  Mr. Deller is not registered as a broker-dealer under the Securities Act of 1934 and is relying on Rule 3a4-1 under the 1934 Act to allow him to sell the shares as an officer of Thermal Tennis.  We believe that Mr. Deller is qualified under this rule because:

•	he is not subject to a statutory disqualification as set forth in section 3(a)(39) of the Securities Exchange Act of 1934;
•	he will not be compensated for his participation in the offering by the payment of commissions or other remuneration based directly or indirectly on the sale of the offering;
•	he has never been and will not be at the time of his participation in the offering an associated person of a broker or dealer;
•	he has never participated before in selling an offering for any issuer;
•	he will perform substantial duties for Thermal Tennis other than in connection with the sale of the shares; and
•	he will not participate in selling an offering of securities for any issuer more than once every 12 months.

In order to make the necessary sales, this officer plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering.  We are therefore offering the shares on a self-underwritten basis.  There is no minimum number of shares required to be sold in this offering.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the shares payable to Thermal Tennis Incorporated.  We may reject or accept any subscription in whole or in part at our discretion.  We may close the offering without notice to subscribers.  We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for.  If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee.	$4.61
Printing fees and expenses	500.00
Legal and blue sky fees and expenses	15,000.00
Accounting fees and expenses	10,000.00
Miscellaneous expenses	1,995.39

Total	$27,500.00

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value. As of June 18, 2008, 1,500,000 shares of common stock were issued and outstanding. The outstanding shares of common stock have been duly authorized and are fully paid and non-assessable.

Common Stock

        The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefor, subject to the dividend preferences of the preferred stock, if any. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Any action taken by holders of common stock must be taken at an annual or special meeting or by written consent of the holders of over 50% of our capital stock entitled to vote on such action.

Warrants

        As of June 18, 2008, there were no warrants or options issued or outstanding for the purchase of our common shares.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Gary R. Henrie, Attorney at Law, Las Vegas, Nevada.

EXPERTS

        Our financial statements as of December 31, 2007, and December 31, 2006, and for each of the two years in the period ended December 31, 2007 included in this prospectus have been audited by HJ & Associates, LLC, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-1 to register the shares offered by Thermal Tennis.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

TABLE OF CONTENTS FOR FINANCIAL STATEMENTS

THERMAL TENNIS INC.

BALANCE SHEETS
MARCH 31, 2008 AND DECEMBER 31, 2007

ASSETS

	March 31,	December 31,
	2008	2007
	(Unaudited)
CURRENT ASSETS:
Cash	$5,513	$6,263
Due from officer	9,000	9,750
Deferred offering costs	4,909	3,850

Total Current Assets	19,422	19,863

TOTAL ASSETS	$19,422	$19,863

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$12,965	$6,505
Notes payable	30,000	15,000

Total Current Liabilities	42,965	21,505

LONG-TERM DEBT
Notes payable, net of current portion	-	15,000

Total Liabilities	42,965	36,505

STOCKHOLDERS' EQUITY/(DEFICIT):
Capital stock, $.001 par value; 75,000,000 shares authorized;
1,500,000 shares issued and outstanding at
March 31, 2008 and December 31, 2007, respectively	1,500	1,500
Retained earnings/(deficit)	(25,043)	(18,142)

Total Stockholders' Equity/(Deficit)	(23,543)	(16,642)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$19,422	$19,863

The accompanying notes are an integral part of these financial statements.

THERMAL TENNIS INC.

STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

	March 31,	March 31,
	2008	2007
	(Unaudited)	(Unaudited)

SALES, Net of Returns, Allowances and Discounts	$-	$-

EXPENSES:
General and administrative expenses	6,151	5,975

TOTAL OPERATING EXPENSES	6,151	5,975

(LOSS) BEFORE OTHER (EXPENSE)	(6,151)	(5,975)

OTHER (EXPENSE)
Interest expense	(750)	(103)

NET INCOME /(LOSS)	$(6,901)	$(6,078)

(LOSS) PER SHARE-FULLY DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING	1,500,000	1,500,000

The accompanying notes are an integral part of these financial statements.

THERMAL TENNIS INC.

STATEMENTS OF STOCKHOLDERS' EQUITY/(DEFICIT)
FOR THE THREE MONTHS ENDED MARCH 31, 2008

			Retained
	Capital Stock		Earnings/
	Shares	Amount	(Deficit)	Total

BALANCE, December 31, 2007	1,500,000	$1,500	$(18,142)	$(16,642)

Net (loss) for the three months ended March 31, 2008 (Unaudited)	-	-	(6,901)	(6,901)

BALANCE, March 31, 2008 (Unaudited)	1,500,000	$1,500	$(25,043)	$(23,543)

The accompanying notes are an integral part of these financial statements.

THERMAL TENNIS INC.

STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

	March 31,	March 31,
	2008	2007
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(6,901)	$(6,078)
Adjustments to reconcile net loss to net cash used
in operating activities:
Changes in assets and liabilities:
Decrease in due from officer	750	3,750
(Increase) in deferred offering costs	(1,059)	-
Increase (decrease) in accounts payable and accrued expenses	6,460	(19,398)

Net cash provided (used) by operating activities	(750)	(21,726)

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in notes payable	-	15,000

Net cash provided by financing activities	-	15,000

Net Increase in cash	(750)	(6,726)

CASH AT BEGINNING PERIOD	6,263	6,983

CASH AT END OF PERIOD	$5,513	$257

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for income taxes	$-	$-

Cash paid for interest expense	$-	$-
The accompanying notes are an integral part of these financial statements.

THERMAL TENNIS INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

NOTE A - PRESENTATION

The balance sheets of the Company as of March 31, 2008 and December 31, 2007, the related statements of operations for the three months ended March 31, 2008 and 2007 and the statements of cash flows for the three months ended March 31, 2008 and 2007, (the financial statements) include all adjustments (consisting of normal recurring adjustments) necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the three months ended March 31, 2008 and 2007 are not necessarily indicative of the results of operations for the full year or any other interim period. The information included in this set of financial statements should be read in conjunction with Management's Discussion and Analysis and Financial Statements and notes thereto included in the Company's Form S-1.

NOTE B - REVENUE RECOGNITION

The Company recognizes revenue in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, which states that revenues are generally recognized when it is realized and earned.  Specifically, the Company recognizes revenue when services are performed and projects are completed and accepted by the customer.  Revenues are earned from tennis lessons, sales of ball machines and other related services.

NOTE C - GOING CONCERN

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company generated a net loss from its operations in 2007 because the major source of its revenues was dropped as an account in 2006.  It also sustained operating losses in prior years before obtaining this account.  Additionally, due to the current and prior year net operating loss, the Company currently has a deficit in its stockholders’ equity account.  These factors raise substantial doubt as to its ability to obtain debt and/or equity financing and achieving future profitable operations.

Management intends to raise additional operating funds through equity and/or debt offerings.  However, there can be no assurance management will be successful in its endeavors.  Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern.

There are no assurances that Thermal Tennis Inc. will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements.  To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.  No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Thermal Tennis Inc..  If adequate working capital is not available Thermal Tennis Inc. may be required to curtail its operations.

NOTE D – NOTES PAYABLE

The Company’s notes payable consists of the following:

March 31, 2008
Note payable, 10% interest, principle and interest due March 6, 2009(1)	$15,000
Note payable, 10% interest, principle and interest due June 23, 2008(1)	15,000

$30,000

(1)	The notes listed above both represent credit lines that allow the Company to borrow up to $25,000 on each note to pay the ongoing expenses of the company.

NOTE G – RECENTLY ENACTED ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements.  The Company adopted SFAS 157 on January 1, 2008 with no impact on the Company’s condensed financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities – Including an amendment of FASB Statement No. 115 (“SFAS 159”).  SFAS 159 allows entities the option to measure eligible financial instruments at fair value as of specified dates. Such election, which may be applied on an instrument by instrument basis, is typically irrevocable once elected.  The Company elected not to measure any additional financial assets or liabilities at fair value at the time SFAS 159 was adopted on January 1, 2008.  As a result, implementation of SFAS 159 had no impact on the Company’s condensed financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”) and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51(“SFAS 160”). SFAS No. 141R requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired.  SFAS No. 160 clarifies that a noncontrolling interest in a subsidiary should be reported as equity in the consolidated financial statements. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141R and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008.  Early adoption is prohibited.  The Company has not yet determined the effect on its financial statements, if any, upon adoption of SFAS No. 141R or SFAS No. 160.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative instruments and hedging activities including: (1) how and why an entity uses derivative instruments; (2) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with earlier application encouraged. The Company has no derivative instruments so the adoption of SFAS 161 is not expected to have any impact on the Company’s financial statements and it does not intend to adopt this standard early.

NOTE H – INCOME TAXES

Effective January 1, 2007, we adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The application of income tax law is inherently complex. Laws and regulation in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding the income tax exposures. Interpretations of and guidance surrounding income tax laws and regulations change over time. As such, changes in the subjective assumptions and judgments can materially affect amounts recognized in the balance sheets and statements of income.

At the adoption date of January 1, 2007, we had no unrecognized tax benefit, which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the three months ended March 31, 2008.

NOTE I – RELATED PARTY TRANSACTIONS

The Company has advanced the President $9,000 at March 31, 2008.  This loan is non-interest bearing and due upon demand.  The Company recognized $750 of expense in 2008 associated with this loan, which represented the value of the rent associated with the sole officers home office.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Thermal Tennis Inc.
Reno, Nevada

We have audited the accompanying balance sheets of Thermal Tennis Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thermal Tennis Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 3 to the financial statements, the Company's recurring losses from operations and the need to raise additional financing in order to satisfy its vendors and other creditors and execute its Business Plan raises substantial doubt about its ability to continue as a going concern. (Management's plans as to these matters are also described in Note 3.)  The 2007 and 2006 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
April 11, 2008

THERMAL TENNIS INC.

BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

ASSETS

	December 31,
	2007	2006
CURRENT ASSETS:
Cash	$6,263	$6,983
Due from officer	9,750	16,150
Deferred offering costs	3,850	-

Total Current Assets	19,863	23,133

TOTAL ASSETS	$19,863	$23,133

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$6,505	$24,616
Notes payable-Current maturities	15,000	-

Total Current Liabilities	21,505	24,616

LONG-TERM DEBT
Notes payable, net of current maturities	15,000	-

Total Liabilities	36,505	24,616

STOCKHOLDERS' EQUITY (DEFICIT):
Capital stock, $.001 par value; 75,000,000 shares authorized;
1,500,000 shares issued and outstanding at
December 31, 2007 and 2006, respectively	1,500	1,500
Accumulated deficit	(18,142)	(2,983)

Total Stockholders' Equity (Deficit)	(16,642)	(1,483)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$19,863	$23,133

The accompanying notes are an integral part of these financial statements.

THERMAL TENNIS INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Years Ended
	December 31,
	2007	2006

SALES, Net of Returns, Allowances and Discounts	$-	$2,076

EXPENSES:
General and administrative expenses	12,883	10,788

TOTAL OPERATING EXPENSES	12,883	10,788

LOSS BEFORE OTHER EXPENSE AND INCOME TAXES	(12,883)	(8,712)

OTHER EXPENSE
Interest expense	(2,276)	(4,221)

LOSS BEFORE TAXES	(15,159)	(12,933)

PROVISION FOR INCOME TAXES	-	1,875

NET LOSS	$(15,159)	$(11,058)

LOSS PER SHARE-FULLY DILUTED	$(0.01)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING	1,500,000	1,500,000

The accompanying notes are an integral part of these financial statements.

THERMAL TENNIS INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Capital Stock		Accumulated
	Shares	Amount	(Deficit)	Total

BALANCE, January 1, 2006	1,500,000	$1,500	$8,075	$9,575

Net loss for the year ended December 31, 2006	-	-	(11,058)	(11,058)

BALANCE, December 31, 2006	1,500,000	1,500	(2,983)	(1,483)

Net loss for the year ended December 31, 2007	-	-	(15,159)	(15,159)

BALANCE, December 31, 2007	1,500,000	$1,500	$(18,142)	$(16,642)

The accompanying notes are an integral part of these financial statements.

THERMAL TENNIS INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Years Ended
	December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,159)	$(11,058)
Adjustments to reconcile net loss to net cash (used) provided in operating activities:
Changes in assets and liabilities:
Decrease in due from officer	6,400	-
Decrease in accounts receivable	-	4,313
(Increase) in deferred offering costs	(3,850)	-
Increase (decrease) in net taxes payable	-	(1,875)
Increase (decrease) in accounts payable and accrued expenses	(18,111)	8,748

Net cash provided by operating activities	(30,720)	128

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in notes payable	30,000	-

Net cash provided by financing activities	30,000	-

Net increase (decrease) in cash	(720)	128

CASH AT BEGINNING PERIOD	6,983	6,855

CASH AT END OF PERIOD	$6,263	$6,983

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for income taxes	$-	$-

Cash paid for interest expense	$-	$-
The accompanying notes are an integral part of these financial statements.

THERMAL TENNIS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 1 – Organization, History and Business Activity

Thermal Tennis Inc. (Company) was founded July 1, 1999 and was organized to engage in the business of namely the development of tennis management programs, tennis training programs, sales of tennis equipment and general services related to tennis.  The Company was incorporated under the laws of the State of Nevada.

NOTE 2 - Significant Accounting Policies

This summary of significant accounting policies of Thermal Tennis Inc. (the “Company”) is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Concentration of Risk

The Company places its cash and temporary cash investments with established financial institutions.

Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any un-collectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. There were no bad debts for the years ended December 31, 2007 and 2006.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, short-term bank loans, customer deposits, taxes payable, other payables and accrued expenses and due to stockholders. Management has estimated that the carrying amount approximates their fair value due to their short-term nature.

Shares for Services and Other Assets

The Company accounts for non-cash stock-based compensation issued to non-employees in accordance with the provisions of SFAS No. 123 (revised 2004), Share-Based Payment”(“SFAS No. 123(R)”) and EITF No. 96-18, Accounting for Equity (deficit) Investments That Are Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services.  Common stock issued to non-employees and consultants is based upon the value of the services received or the quoted market price, whichever value is more readily determinable.

Revenue Recognition

The Company recognizes revenue in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, which states that revenues are generally recognized when it is realized and earned.  Specifically, the Company recognizes revenue when services are performed and projects are completed and accepted by the customer.  Revenues are earned from tennis lessons, sales of ball machines and other related services.

 Income Taxes

The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or income tax returns. Deferred income tax assets or liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply when the differences are expected to be settled or realized. Deferred income tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary. We classify penalties and interest as income taxes as allowed by FIN 48, “Accounting for Uncertainty in Income Taxes.”  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Segments

The Company operates in only one business segment, namely the development of tennis management programs, tennis training programs, sales of tennis equipment and general services related to tennis.

Earnings Per Share

The Company is required to provide basic and dilutive earnings per common share information.

The basic net income per common share is computed by dividing the net earnings applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net income per common share is computed by dividing the net income applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.

For the period ended December 31, 2007, there were no dilutive securities that would have had an anti-dilutive effect and all the shares outstanding were included in the calculation of diluted net income per common share.

Recent Accounting Pronouncements

SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29

In December 2005, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on fair value of the assets exchanged. The guidance included certain exceptions to that principle. The statement amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement shall be effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2006. The Company does not believe that the adoption of this statement will have a material effect on its financial statements.

Statement of Financial Accounting Standard No. 151

In November 2005, the Financial Accounting Standards Board issued statement of Financial Accounting Standard No. 151, "Inventory Costs". The new Standard amends Accounting Research Bulletin No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This Statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This Statement is effective for fiscal years beginning after June 15, 2006. We do not expect the adoption of this Statement to have a material impact on our financial condition or results of operations.

EITF No. 02-14

In June 2005, the EITF reached a consensus on Issue No. 02-14, "Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock." EITF 02-14 addresses whether the equity method of accounting should be applied to investments when an investor does not have an investment in voting common stock of an investee but exercises significant influence through other means. EITF 02-14 states that an investor should only apply the equity method of accounting when it has investments in either common stock or in-substance common stock of a corporation, provided that the investor has the ability to exercise significant influence over the operating and financial policies of the investee. The effective date of EITF 02-14 is the first reporting period beginning after September 15, 2005. The adoption of EITF No. 02-14 did not have a material impact on the financial condition, results of operations or cash flows of the Company.

Statement of Financial Accounting Standard No. 157

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not anticipate adoption of this standard will have a material impact on its financial statements.

Interpretation No. 48

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of SFAS 109”, (“FIN 48”). FIN 48 provides interpretive guidance for the financial statement recognition and measurement of a tax position taken, or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard did not have a material impact on its financial statements.

Statement of Financial Accounting Standard No. 156

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”, which will be effective for fiscal years that begin after December 15, 2006. This statement amends SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement 125, or SFAS 140, regarding (1) the circumstances under which a servicing asset or servicing liability must be recognized, (2) the initial and subsequent measurement of recognized servicing assets and liabilities, and (3) information required to be disclosed relating to servicing assets and liabilities. The Company does not anticipate adoption of this standard will have a material impact on its financial statements.

Statement of Financial Accounting Standard No. 155

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, or SFAS 155, which will be effective for fiscal years that begin after December 15, 2006. This statement amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative financial instrument. The Company does not anticipate adoption of this standard will have a material impact on its financial statements.

Statement of Financial Accounting Standard No. 159

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115 (“SFAS 159”).  SFAS 159 expands the use of fair value accounting, but does not affect existing standards, which require assets and liabilities to be carried at fair value.  Under SFAS 159, a company may elect to use fair value to measure accounts and loans receivable, available-for-sale and held-to-maturity securities, equity method investments, accounts payable, guarantees, issued debt and other eligible financial instruments.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company does not anticipate adoption of this standard will have a material impact on its financial statements.

Statement of Financial Accounting Standard No. 141

In December 2007, the FASB issued Statement of Financial Accounting Standard No. 141(revised 2007), “Business Combinations”(“SFAS 141R”).  SFAS 141R requires the use of “full fair value” to record all the identifiable assets, liabilities, non-controlling interests and goodwill acquired in a business combination.  SFAS 141R is effective for fiscal years beginning on or after December 15, 2008.  The Company does not anticipate adoption of this standard will have a material impact on its financial statements.

Statement of Financial Accounting Standard No. 160

In December 2007, the FASB issued Statement of Financial Accounting Standard No. 160, “Non-controlling Interest in Consolidated Financial Statements” (“SFAS 160”).  SFAS 160 requires the non-controlling interests(minority interests) to be recorded at fair value and reported as a component of equity.  SFAS 160 is effective for fiscal years beginning on or after December 15, 2008.  The Company does not anticipate adoption of this standard will have a material impact on its financial statements.

The implementations of the above pronouncements are not expected to have a material effect on the Company's financial statements.

NOTE   3 – Financial Condition and Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company generated a net loss from its operations in 2007 because the major source of its revenues was dropped as an account in 2006.  It also sustained operating losses in prior years before obtaining this account.  Additionally, due to the 2007 net operating loss, the Company currently has a deficit in its stockholders’ equity account.  These factors raise substantial doubt as to its ability to obtain debt and/or equity financing and achieving future profitable operations.

Management intends to raise additional operating funds through equity and/or debt offerings.  However, there can be no assurance management will be successful in its endeavors.  Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern.

There are no assurances that Thermal Tennis Inc. will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements.  To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.  No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Thermal Tennis Inc..  If adequate working capital is not available Thermal Tennis Inc. may be required to curtail its operations.

NOTE 4 – Income Taxes

Effective January 1, 2007, we adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The application of income tax law is inherently complex. Laws and regulation in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding the income tax exposures. Interpretations of and guidance surrounding income tax laws and regulations change over time. As such, changes in the subjective assumptions and judgments can materially affect amounts recognized in the balance sheets and statements of income.

At the adoption date of January 1, 2007, we had no unrecognized tax benefit, which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the year ended December 31, 2007.

We classify interest and penalties arising from the underpayment of income taxes in the statement of income under general and administrative expenses. As of December 31, 2007, we had no accrued interest or penalties related to uncertain tax positions. The tax years 2007 and 2006 federal return remains open to examination.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision (benefit) for income taxes for the year ended December 31, 2007 and 2006 consists of the following:

	2007	2006
Federal:
Current	$-	$-
Deferred	-	-

State:
Current	-	-
Deferred	-	-

	$-	$-

Net deferred tax assets consist of the following components as of December 31, 2007 and 2006:

	2007	2006

Deferred tax assets:
Accrued expenses	$800	$7,340
Operating Loss	16,200	3.890

Deferred tax liabilities:	-	-

Valuation allowance	(17,000)	(11,230)

Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rate of 15% to pretax income from continuing operations for the years ended December 31, 2007 and 2006 due to the following:

	2007	2006

Book Income/(Loss)	$(2,274)	$(5,040)
Meals & Entertainment	-	-
Accrued Payroll Taxes		1,150
NOL Carryover	-	-
Valuation allowance	2,274	3,890

Income Tax Expense	$-	$-

NOTE 5 – Notes Payable

The Company’s notes payable consists of the following:

December 31, 2007
Note payable, due to an individual, 10% interest, principle and interest due June 23, 2008(1)	$15,000
Note payable, due to an individual, 10% interest, principle and interest due March 6, 2009(1)	15,000
30,000
Less current portion	(15,000)

$15,000

Future maturities of long-term debt are as follows:

Years Ending December 31:

2008	$15,000
2009	15,000
$30,000

(1)	The notes listed above both represent credit lines that allow the Company to borrow up to $25,000 on each note to pay the ongoing expenses of the company.

NOTE 6 - Related Party Transactions

The Company has advanced the President $9,750 in 2007 and $16,150 in 2006.  This loan is non-interest bearing and due upon demand.  The Company recognized $3,000 of expense in 2007 associated with this loan, which represented the value of the rent associated with the sole officers home office.  The President made principle payments to the Company totaling $3,400 in 2007.

NOTE 7 – Stock Offering

The Company in January 2006 gave up its contracts and agreements with its two tennis related accounts and during 2006 have just concentrated on the commissions earned from the sale of ball machines.  Until the Company has completed the below listed offering and raised the required money to carry on the other activities, it is not seeking to renew or engage in any other tennis related contracts.

The Board of Directors has authorized a stock issuance totaling 600,000 shares of its common stock at $.25 per share.  The offering will be filed under the Securities Act of 1933 or an exemption under the Act.

The Company had incurred certain offering costs related to the above mentioned offering totaling $3,850.  These offering costs will be reviewed on a quarterly basis to determine their value for this offering.  It is expected that additional legal and accounting costs will be incurred in relation to the offering.  If the current offering is successful, any capitalized deferred offering costs will be offset against any gross proceeds received.  Otherwise, the costs will be written off to expense at the time the offering is deemed unsuccessful or terminated.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  This is not the case with our Articles of Incorporation.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Thermal Tennis.  An exception to this prohibition against advances applies when the officer is or was a director of our company.

Item 25.    Other Expenses of Issuance and Distribution

        The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee.	$4.61
Printing fees and expenses	500.00
Legal and blue sky fees and expenses	15,000.00
Accounting fees and expenses	10,000.00
Miscellaneous expenses	1,995.39

Total	$27,500.00

Item 26.    Recent Sales of Unregistered Securities

        During the three years preceding the filing of this registration statement, Registrant has not sold any securities.

Item 27.    Exhibits

Exhibit No.	Description
3.1	Articles of incorporation *
3.2	Bylaws *
4.1	Specimen Common Stock Certificate of Registrant *
5.1	Opinion of Gary R. Henrie, Attorney at Law regarding the legality of the common stock being registered *
21.1	List of Subsidiaries *
23.1	Consent of HJ & Associates, LLC
23.2	Consent of Gary R. Henrie (included in Exhibit 5.1) *
* Filed as an exhibit to the original S-1 filing on May 13, 2008 and incorporated into  this filing by reference.

 Item 28.    Undertakings

The undersigned registrant will:

1.            File, during any period in which the registrant offers or sells securities, a post-effective amendment to this registration statement to:
•	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
•	Reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement; and
•	Include any additional or changed material information on the plan of distribution.

2.            For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.            File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.               For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
•	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:
•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant:
•
The portion of any other free writing prospectus, relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant: and

•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, State of Nevada, on June 18, 2008.

Thermal Tennis Inc.

By:	/s/ Robert R. Deller Robert R. Deller Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ Robert R. Deller
Robert R. Deller	Principal Executive Officer Principal Financial Officer Principal Accounting Officer Sole Director	6/ 18 /08